SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

Track Group, Inc.
(Exact name of Registrant as specified in its Charter)

Utah	000-23153	87-0543981
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

405 South Main Street, Suite 700, Salt Lake City, UT 84111
(Address of principal executive offices)

(801) 451-6141
(Registrant’s Telephone Number)

SecureAlert, Inc.
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 19, 2015, SecureAlert, Inc., dba Track Group (the “Company”) amended its Articles of Incorporation to change the name of the Company to “Track Group, Inc.”, which amendment was approved by the Company’s stockholders at the Company’s 2015 annual meeting (the “Annual Meeting”), as described under Item 5.07 below. A copy of the Company’s amended and restated Articles of Incorporation, as filed with the Utah Secretary of State, is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on May 19, 2015. Prior to the Annual Meeting, Genaro Luna withdrew his name as a nominee to the Company’s Board of Directors.  The Board did not name a substitute to be considered by shareholders at the Annual Meeting, and the Board therefore reduced the number to be considered from four directors to three.

The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors

	For	Withheld	Broker Non-Vote
Guy Dubois	5,512,664	9,309	2,195,002
David S. Boone	5,512,664	9,309	2,195,002
Dirk Karel J. van Daele	5,513,162	8,811	2,195,002

The Company’s Directors are elected by a plurality of the votes cast. Accordingly, each of the nominees named above were elected to serve on the Board of Directors until the 2016 annual meeting of stockholders, or until their successors are elected and qualified.

Proposal No. 2- Change of Company Name

For	Against	Abstain	Broker Non-Vote
7,690,425	25,250	1,300	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, the amendment to the Company’s Articles of Incorporation to change the name of the Company to “Track Group, Inc.” was approved.

Proposal No. 3- Amendment to the 2012 Equity Incentive Award Plan

For	Against	Abstain	Broker Non-Vote
5,512,645	8,003	1,325	2,195,002

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, the amendment and restatement of the Company’s 2012 Equity Incentive Award Plan to increase the number of shares of common stock authorized for issuance thereunder by the greater of 700,000 or 7% of the issued and outstanding shares of the Company’s common stock, was approved.

Proposal No. 4- Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
5,512,547	8,101	1,325	2,195,002

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders voted, on an advisory basis, in favor of the compensation paid to the Company’s named executive officers, as disclosed in the Executive Compensation section of the Company’s definitive proxy statement, dated April 9, 2015.

Proposal No. 5- Ratification of Appointment of Auditors

For	Against	Abstain	Broker Non-Vote
7,703,024	12,651	1,300	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders ratified the appointment of Eide Bailly, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2015.

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 9, 2015.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Track Group, Inc.

Date: May 21, 2015	By:	/s/ John R. Merrill
John R. Merrill
Chief Financial Officer

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of SecureAlert, Inc., dated May 19, 2015